UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 30, 2009

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 30, 2009, the Board of Directors of SBA Communications Corporation (the “Company”) adopted Amended and Restated Bylaws for the Company, effective upon adoption. The principal changes effected by the adoption of the Amended and Restated Bylaws were to: (1) expand the type of information that has to be provided by a shareholder submitting a director nomination or other proposal and with respect to any person nominated to serve as a director to include derivative instruments and other interests in the Company that such person may hold, (2) clarify the procedures regarding advance notice provisions and that these provisions are the exclusive means by which a shareholder can make director nominations or submit other business for consideration at a meeting of shareholders, (3) modify the date from which the advance notice timeframe is calculated to the previous year’s annual meeting rather than to the mailing date of the proxy statement for such meeting, and (4) update the notice provisions for annual or special meetings and the obligation to deliver financial statements to reflect revisions to the Florida Business Corporation Act that went into effect in June 2009 to permit the Company to take advantage of Rule 14a-16 under the Securities Exchange Act of 1934, as amended (the e-proxy rules).

The description above is qualified in its entirety by the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.5A and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.5A	Amended and Restated Bylaws of SBA Communications Corporation, effective as of July 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Senior Vice President and Chief Financial Officer

Date: July 31, 2009